U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2005

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Definitions

Throughout this filing certain terms are used repeatedly. In the interest of brevity, the full reference has been abbreviated to a single name or acronym. The following defines these abbreviated terms:

1.	"Alterra" refers to Alterra Healthcare Corporation, a national assisted living company headquartered in Milwaukee, Wisconsin.
2.	"Fortress" refers to Fortress Investment Group LLC, a New York based private equity fund.
3.	"LLC" refers to a limited liability company.
4.	"NW" refers to NW Select LLC, an entity controlled by Daniel R. Baty, the Company's chairman of the board of directors and chief executive officer.

Item 1.01 Entry into a Material Definitive Agreement

We currently own an interest in an LLC that acquired Alterra. The Members of the LLC consist of an affiliate of Fortress, the managing member (50%), NW (25%) and us (25%). We originally invested approximately $7.7 million in cash for our interest in the LLC, and currently carry our investment at approximately $6.9 million after recording our equity share of losses in Alterra of approximately $800,000.

Fortress has offered to buy 50% of the interest of both NW and us for $50 million in cash, $25 million each to NW and us. The parties contemplate entering into a Membership Interest Purchase Agreement (the “Agreement”) whereby, concurrent with the sale and purchase of the membership interests, the parties will enter into an Amended and Restated LLC Agreement (the “Amended LLC”). The resultant membership interest of the Amended LLC will be Fortress (75%), NW (12.5%) and us (12.5%). After completion of the sale and purchase, neither we nor NW will have board representation on the Amended LLC governing body or Alterra’s governing body.

Under the Amended LLC, we agree to provide an indirect guarantee of an obligation of Alterra. The primary guarantor is an affiliate of Fortress (the “Affiliate”). The Affiliate has agreed to guarantee the proposed purchase by Alterra of six properties that are currently operated by Alterra under a lease agreement with Omega Healthcare Investors (“Omega”). We agree to pay our proportional membership interest (12.5%) of any amount that the Affiliate is required to pay under the guarantee, not to exceed $2,550,000.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On June 29, 2005, we issued a press release announcing sale of half of our interest in Alterra Healthcare. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report, including but not limited to Exhibits 99.1, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report, including but not limited to Exhibits 99.1, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits and Financial Statements.

(c) Exhibits.

10.1	AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of FEBC-ALT INVESTORS LLC dated as of June 29, 2005, by and among, FIT-ALT INVESTOR LLC and NW SELECT LLC and EMERITUS CORPORATION.
10.2	MEMBERSHIP INTEREST PURCHASE AGREEMENT dated as of June 29, 2005, is by and among NW SELECT LLC, EMERITUS CORPORATION, FIT-ALT INVESTOR LLC, and BROOKDALE SENIOR LIVING INC.
10.3	STOCKHOLDERS AND VOTING AGREEMENT BY AND AMONG BROOKDALE SENIOR LIVING INC., FIT-ALT INVESTOR LLC EMERITUS CORPORATION and NW SELECT LLC
99.1	Press release dated June 29, 2005, announcing sale of half of our interest in Alterra Healthcare.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 1, 2005		EMERITUS CORPORATION

	By:	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom
Vice President of Finance, Chief Financial Officer
and Secretary

INDEX TO EXHIBITS

10.1	AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of FEBC-ALT INVESTORS LLC as of June 29, 2005, by and among, FIT-ALT INVESTOR LLC and NW SELECT LLC and EMERITUS CORPORATION.
10.2	MEMBERSHIP INTEREST PURCHASE AGREEMENT dated as of June 29, 2005, is by and among NW SELECT LLC, EMERITUS CORPORATION, FIT-ALT INVESTOR LLC, and BROOKDALE SENIOR LIVING INC.
10.3	STOCKHOLDERS AND VOTING AGREEMENT BY AND AMONG BROOKDALE SENIOR LIVING INC., FIT-ALT INVESTOR LLC EMERITUS CORPORATION and NW SELECT LLC
99.1	Press release dated June 29, 2005, announcing sale of half of our interest in Alterra Healthcare.